UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 6, 2006 (October 31, 2006)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX
EX-10.1 Third Amendment to the Ameneded and Restated Revolving Credit and Security Agreement
EX-10.2 Commissioner of the Alabama Department of Corrections' Emergency Declaration and Amendment to the Health Care Services Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     1) Amendment to the Company’s Credit Agreement. On October 31, 2006, America Service Group Inc. (the “Company”) entered into a Third amendment (the “Third Amendment”) to its Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between the Company, Prison Health Services Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent (the “Credit Agreement”). The Third Amendment amends the Credit Agreement to reduce the minimum EBITDA financial covenant requirement from $3,000,000 to $2,250,000 as of the end of each calendar month, commencing with the calendar month ending September 30, 2006 through the calendar month ending November 30, 2006. A copy of the Third Amendment is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

     2) Amendment to the Company’s Contract with the Alabama Department of Corrections. The Company’s wholly owned subsidiary Prison Health Services (“PHS”) is a party to a contract (the “Contract”) to provide statewide medical services to the Alabama Department of Corrections (“ADOC” ). The Contract commenced on November 3, 2003 and had an initial expiration date of October 31, 2006, with two, one year options to renew held by the ADOC. PHS and the ADOC had been negotiating an amendment to the Contract that would, among other terms, extend the Contract through October 31, 2007 (the “Amendment”). The Amendment was agreed upon and executed by PHS and the ADOC, but on October 31, 2006 was still awaiting final signature by the Governor of Alabama, who in turn was awaiting final review by the State’s Legislative Contract Review Committee (the “SLCRC”). Accordingly, as allowed by Alabama law, the Commissioner of the ADOC, on October 31, 2006, declared an emergency affecting the health, safety and security of the state and authorized the Amendment. Under Alabama law, therefore, the Amendment became effective as of November 1, 2006 and shall be in effect for a period not to exceed 60 days (the “Let Period”). During this Let Period, PHS and the ADOC will be operating under the terms of the Contract as amended by the Amendment and PHS expects that the Amendment will be submitted for approval first by the SLCRC and then the Governor of Alabama, which is required under Alabama law to extend the Amendment beyond the 60 day emergency period.
     The Amendment provides for an annual base compensation in the amount of $56.2 million. It also provides that PHS shall have no financial responsibility for inmate health care services covered by the State of Alabama’s agreement with Blue Cross Blue Shield. The Amendment also limits PHS’ liability with respect to off site and specialty care services and certain medications. For further information, please see the Commissioner’s emergency declaration and the Amendment, both of which are filed as Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 above related to the Company’s Third Amendment to its Credit Agreement is incorporated by reference hereunder.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.

     (d) Exhibits.

10.1
Third Amendment to the Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between the Company, Prison Health Services, Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent.

10.2
Commissioner of the Alabama Department of Corrections’ Emergency Declaration and Amendment to the Health Care Services Agreement between Alabama Department of Corrections and Prison Health Services, Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: November 6, 2006	By:	/s/ Michael W. Taylor
Michael W. Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1
Third Amendment to the Amended and Restated Revolving Credit and Security Agreement dated October 31, 2005 between the Company, Prison Health Services, Inc., a Delaware corporation, EMSA Limited Partnership, a Florida limited partnership, Prison Health Services of Indiana, LLC, an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, and Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Finance LLC, a Delaware limited liability company, as lender and collateral and administrative agent.

10.2
Commissioner of the Alabama Department of Corrections’ Emergency Declaration and Amendment to the Health Care Services Agreement between Alabama Department of Corrections and Prison Health Services, Inc.